EXHIBIT 10


                               AGREEMENT OF LEASE

                                     between

                ONE SENTRY PARKWAY LIMITED PARTNERSHIP, Landlord

                                       and

                         ASA INTERNATIONAL, LTD, Tenant


Section                                                       Page
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 1.  Reference Data . . . . . . . . . . . . . . . . . . . . . . 2
 2.  Demise . . . . . . . . . . . . . . . . . . . . . . . . . . 3
 3.  Construction by Landlord . . . . . . . . . . . . . . . . . 3
 4.  Term . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
 5.  Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
 6.  Rental Adjustments . . . . . . . . . . . . . . . . . . . . 5
 7.  Maintenance of Premises  . . . . . . . . . . . . . . . . . 8
 8.  No Other Services by Landlord; Utilities . . . . . . . . . 9
 9.  Insurance. . . . . . . . . . . . . . . . . . . . . . . . .10
10.  Casualty . . . . . . . . . . . . . . . . . . . . . . . . .10
11.  Condemnation . . . . . . . . . . . . . . . . . . . . . . .11
12.  Tenant's Fixtures. . . . . . . . . . . . . . . . . . . . .12
13.  Alterations. . . . . . . . . . . . . . . . . . . . . . . .12
14.  Mechanic's Liens . . . . . . . . . . . . . . . . . . . . .13
15.  Use of Premises. . . . . . . . . . . . . . . . . . . . . .13
16.  Environmental Matters. . . . . . . . . . . . . . . . . . .14
17.  Rules and Regulations  . . . . . . . . . . . . . . . . . .15
18.  Governmental Regulations . . . . . . . . . . . . . . . . .16
19.  Signs. . . . . . . . . . . . . . . . . . . . . . . . . . .16
20.  Landlord's Entry . . . . . . . . . . . . . . . . . . . . .16
21.  Indemnification  . . . . . . . . . . . . . . . . . . . . .16
22.  Curing Tenant's Defaults . . . . . . . . . . . . . . . . .17
23.  Default  . . . . . . . . . . . . . . . . . . . . . . . . .17
24.  Quiet Enjoyment  . . . . . . . . . . . . . . . . . . . . .22
25.  Assignment and Subletting  . . . . . . . . . . . . . . . .22
26.  Subordination  . . . . . . . . . . . . . . . . . . . . . .23
27.  Tenant's Certificates  . . . . . . . . . . . . . . . . . .23
28.  Acceptance; Surrender  . . . . . . . . . . . . . . . . . .23
29.  Holding Over . . . . . . . . . . . . . . . . . . . . . . .24
30.  Notices. . . . . . . . . . . . . . . . . . . . . . . . . .24
31.  Broker . . . . . . . . . . . . . . . . . . . . . . . . . .24
32.  Definition of Parties  . . . . . . . . . . . . . . . . . .25
33.  Entire Agreement; Interpretation . . . . . . . . . . . . .25
34.  Security Deposit . . . . . . . . . . . . . . . . . . . . .25
35.  Relocation Clause. . . . . . . . . . . . . . . . . . . . .26


         ONE SENTRY PARKWAY, 475 SENTRY PARKWAY, BLUE BELL


          AGREEMENT OF LEASE made this 26th day of August, 1998, by and between ONE SENTRY PARKWAY LIMITED PARTNERSHIP, a Pennsylvania limited partnership, with its principal place of business c/o Parec Realty, Inc., 731 Skippack Pike, P.O. Box 1205, Blue Bell, Pennsylvania 19422 ("Landlord"), party of the first part, and ASA INTERNATIONAL, LTD, a Delaware corporation, with a place of business at 10 Speen Street, Framingham, MA 01701 ("Tenant"), party of the second part.

          WITNESSETH THAT, for and in consideration of the rents, covenants and agreements herein contained and intending to be legally bound hereby, the parties hereto covenant and agree as follows:


          1. Reference Data. As used in this Lease, the following terms shall be defined as indicated and refer to the data set forth in this section 1.


PREMISES: that 9,667 rentable square foot portion of the One Sentry Parkway
          Office Building (the "Building") constructed on certain land (the "Land") located at 475 Sentry Parkway, Blue Bell, with C1 zoning in Montgomery County, Pennsylvania, as further identified in Exhibit "A", attached hereto.


TERM:     Seven (7) years.


COMMENCEMENT DATE: February 1, 1999.


BASE RENT: Year 1: $149,838.50 annually; payable in twelve equal monthly installments of $12,486.54.

          Year 2: $152,835.27 annually; payable in twelve equal monthly installments of $12,736.27.

          Year 3: $155,891.98 annually; payable in twelve equal monthly installments of $12,991.00.

          Year 4: $159,009.81 annually; payable in twelve equal monthly installments of $13,250.82.

          Year 5: $162,190.01 annually; payable in twelve equal monthly installments of $13,515.83.

          Year 6: $165,433.81 annually; payable in twelve equal monthly installments of $13,786.15.

          Year 7: $168,742.49 annually; payable in twelve equal monthly installments of $14,061.87.

     The first monthly installment shall be paid on or before November 15, 1998.


ADDITIONAL RENT:  Sums not including Base Rent which Tenant is obligated to pay to Landlord from time to time pursuant to the terms of this Lease.


PERMITTED USES:   Tenant shall use and occupy the Premises for general
                  office use only.


SECURITY DEPOSIT: $12,000.00 paid upon execution of this Lease
                  Agreement.


ACTIVE BROKER:    Rod Neary, Gola Corporate Real Estate.


EXHIBITS:         The following exhibits shall be attached to this Lease and incorporated herein and made a part hereof:

           Exhibit A     Space Plan
           Exhibit B     Specifications to Space Plan
           Exhibit C     Rules and Regulations


     2. Demise. Landlord hereby demises and lets to Tenant and Tenant hereby leases from Landlord the Premises for the Term, upon the conditions and limitations set forth herein. This Lease shall not be binding upon Landlord unless Landlord's mortgagee shall have approved this Lease within ten (10) days from the date hereof.


     3. Construction by Landlord.

          A. Landlord shall, without cost to Tenant, complete, alter or improve the Premises in accordance with the memorandum of work, plans and specifications attached hereto as Exhibit "A" and Exhibit "B" (the "Plans and Specifications") and made a part hereof. Tenant hereby approves the Memorandum of Work and Plans and Specifications attached hereto as Exhibit "A" and Exhibit "B".

          B. If Landlord deems any changes, additions or alterations in the Plans and Specifications necessary in connection with the construction of the Premises, such changes, additions or alterations shall be submitted to Tenant for approval, which approval shall not be unreasonably withheld or delayed and shall be deemed to be given if not disapproved in writing within seven (7) days after Landlord's submission of the same to Tenant. Any dispute as to the content of such changes, additions or alterations may, at the option of either party hereto, be conclusively determined by the independent architect or engineer retained by Landlord for the construction of the Building.

          C. The Premises shall be substantially completed on or before the Commencement Date provided that the equivalent to any time lost by Landlord due to strikes, labor disputes, governmental restrictions or limitations, scarcity of or inability to obtain labor or materials, accidents, fire or other casualties, weather conditions, or any other similar cause beyond the reasonable control of Landlord shall result in the equivalent extension of the Commencement Date (and accordingly, the expiration of the Term); provided, however, that if such extension shall last more than sixty (60) days beyond the commencement date, the Tenant, at its sole option, may terminate this agreement, in which event all monies paid on account shall be returned, together with interest earned thereon. All the aforesaid work shall be done in compliance with applicable laws and lawful ordinances.

          D. Tenant, its agents, employees and contractors, shall at all times prior to the commencement of the Term have the right, at Tenant's own risk and responsibility, to enter the Premises for the purpose of taking measurements and installing its furnishings and equipment, provided that such entry shall not interfere with or delay the work to be performed hereunder by Landlord and that Tenant shall use licensed and insured contractors, and provided further that prior to the making of such installations, Tenant shall have obtained Landlord's written consent thereto (which consent shall not unreasonably be withheld).

     4. Term. The Term shall commence on the later of: (a) the Commencement Date; (b) the date when Tenant, with Landlord's consent, assumes possession of the Premises or any part thereof; or (c) the fifth consecutive business day following Landlord's notice to Tenant that the Premises are substantially completed. The Premises shall be substantially completed when the construction work and other items of work for which Landlord is responsible under Section 3 hereof have been completed to the extent that the Premises may be fully occupied by Tenant for its intended use, subject only to completion of minor finishing and adjustment of equipment. The commencement and expiration dates of the Term, when determined as above provided, shall be confirmed by an addendum to this Lease.

     5.  Rent.

          A. Tenant shall pay to Landlord during the Term the Base Rent, without notice or demand, in the monthly installments specified in Section 1, in advance on the first day of each calendar month of the Term. If the Term commences other than on the first day of a calendar month, then the installments of Base Rent for the first calendar month during which Tenant is obligated to pay Base Rent hereunder and the last calendar month of the Term shall be adjusted proportionately.

          B. If Tenant fails to pay when due any Rent or any other sum within ten (10) days after its due date, then Tenant shall pay a late charge in the amount of five percent (5%) of the amount of such delinquent payment or payments, as the case may be. Such late charge is intended to compensate Landlord for additional expenses incurred by Landlord in processing such late payments. The late charge provided for herein is in addition to and is cumulative with all other rights and remedies of Landlord provided for hereunder. Nothing herein contained is intended to violate any applicable law, code or regulation, and in all instances all such charges shall be automatically reduced to any maximum applicable legal rate or charge. Such charge shall be imposed monthly for each late payment.

     6.  Rental Adjustments.

          (Paragraph Intentionally Deleted)

     7.  Maintenance of Premises.

          (a) Landlord shall be responsible, at its sole cost and expense, to keep the exterior foundations and walls of the Building in good order and repair; provided that Tenant shall give Landlord reasonable notice of the need for such repair. Landlord shall be responsible, as an Operating Expense, to keep the roof, floors, sewage system, any other underground utilities, plumbing, electrical, heating and air conditioning systems, all down spouts, gutters, sidewalks, the parking lot, driveways, all common interior portions of the Building and all common fixtures and appurtenances therein, all windows, doors, ceilings and landscaping in and about the premises and the building of which it is a part in good order and repair, and shall be responsible for snow removal in and about the premises and the sidewalks and parking areas associated with it.

          (b) Tenant shall, throughout the term, and at its sole cost and expense, take good care of the Premises and the other improvements now or hereafter comprising all or any part of the Premises, the electrical systems and facilities located in the Premises, and the fixtures and appurtenances therein and maintain the same in good order and condition, and promptly at Tenant's own cost and expense make all repairs necessary to maintain such good order and condition, except for repairs which Landlord agrees to make pursuant to the previous paragraph. Tenant shall, at its sole cost and expense, repair and replace all damage or injury to the Premises, including any portion of the Premises which Landlord is obligated to maintain pursuant to the previous paragraph of this Section 7, caused by (i) the negligence or willful conduct of Tenant or its employees, agents, invitees, licensees, subtenants, or contractors, or (ii) as the result of all or any of them moving in or out of the Premises or by installation or removal of furniture, fixtures or other property, which repairs and replacements shall be in quality and class equal to the original work or installations. If Tenant fails to make such repairs or replacements after fifteen (15) days' prior written notice from Landlord (with the exception of emergencies, which shall not require prior notice), the same may be made by Landlord and such expense shall be collectible as Additional Rent and paid by Tenant within fifteen (15) days after rendition of a bill therefor.

          (c) Landlord shall not be liable by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations, additions or improvements in or to the Premises or to any appurtenances or equipment therein, except to the extent such repairs, etc., are necessitated by the negligence or willful act of Landlord, its agents, employees or contractors. Except as expressly provided in sections 10 and 11 hereof, there shall be no abatement of rent because of such repairs, alterations, additions or improvements.

          (d) Landlord shall provided janitorial services for Tenant's suite, Monday through Friday nights.


     8.  No Other Services by Landlord; Utilities.

          A. Landlord shall not be required to render any services to Tenant or to make any repairs or replacements to the Premises, except as provided in sections 7 hereof.

          B. Tenant shall be solely responsible for and shall promptly pay all rents, costs and charges for electricity, telephone, security systems, and any other service used or consumed in or servicing the Premises and all other costs and expenses involved in the care, management and use thereof.

          C. Landlord shall supply the Premises with reasonable electric service for heat, air conditioning, lighting and power to operate business machines and equipment. Landlord shall furnish and install a meter to measure Tenant's electric usage and Tenant shall pay the utility company direct for such usage.

     9.  Insurance.

          A. Tenant, at Tenant's expense, and Landlord, at Landlord's expense, shall maintain in effect throughout the Term, insurance against claims for personal injury (including death) and property damage, under a policy of general public liability insurance, in amounts not less than $1,000,000 combined single limit in respect of bodily injury (Including death) and $1,000,000 for property damage.

          B. Prior to the commencement of the Term, Tenant shall provide Landlord with certificates of the insurance policies herein required of Tenant. All policies shall provide that coverage thereunder may not be reduced or terminated without at least thirty (30) days prior written notice to Landlord. Tenant shall furnish to Landlord throughout the Term replacement certificates at least thirty (30) days prior to the expiration date of the then current policies and, upon request of Landlord, shall supply to Landlord copies of all policies herein required of Tenant. The insurance policy referred to in subsection A above shall name both Landlord and Tenant as insured parties. Landlord's obligation with respect to the Tenant pursuant to this paragraph shall be the same as the Tenant's obligation with respect to the Landlord.

          C. Each of the parties hereto hereby releases the other from all liability for all injury, loss or damage which may be inflicted upon persons or the property of such party, even if such liability results from the negligence of the other party; provided, however, that this release shall be effective only
(i) during such time as the applicable insurance policy carried by such party names the other party as a co-insured or contains a clause to the effect that this release shall not affect said policy or the right of the insured to recover thereunder, and (ii) to the extent of the coverage of such policy. If any policy does not permit such a waiver, and if the party to benefit therefrom requests that such a waiver be obtained, the other party agrees to obtain an endorsement to its insurance policies permitting such waiver of subrogation, if available, and if an additional premium is charged for such waiver, the party benefiting therefrom shall pay same promptly upon being billed therefor.

     10.  Casualty.

          A. If the Premises shall be damaged or destroyed by fire or other casualty, Tenant shall promptly notify Landlord, and Landlord shall repair the damaged portions of the Premises (but not any of the Tenant's property therein or improvements or alterations made by the Tenant), except that if, in Landlord's reasonable judgment, the damage would require more than sixty days work to repair, or if the insurance proceeds (excluding rent insurance) which Landlord anticipates receiving must be applied to repay any mortgages encumbering the Building or are otherwise inadequate to pay the cost of such repair, then the Landlord shall have the right to terminate this Lease by so notifying Tenant, which notice shall specify a termination date not less than fifteen (15) days after its transmission. If Landlord is so required to repair, the work shall be commenced promptly and completed with due diligence, taking into account the time required by Landlord to effect a settlement with, and procure insurance proceeds from, the insurer, except for delays due to governmental regulation, scarcity of or inability to obtain labor or materials, or causes beyond Landlord's reasonable control.

          B. During the period when Tenant shall be deprived of possession of the Premises by reason of such damage, Tenant's obligation to pay Base Rent under Section 5 shall abate as of the date of the casualty in the proportion which the damaged area of the Premises bears to the entire Premises.

          C. If Landlord does not restore the Premises or the affected portion to tenantability within one hundred eighty (180) days after such casualty (provided that the nature of the damage is such that it reasonably could be repaired within one hundred eighty [180] days after commencement of work), or so commences restoration and pursues the same with due diligence if restoration cannot be completed within such one hundred eighty (180) days, Tenant may then terminate this Lease, retroactive to the date of casualty; provided, however, such one hundred eighty (180) day period shall be extended by causes delaying the work of restoration which are beyond Landlord's reasonable control.

     11.  Condemnation.

          A. If all or a substantial portion of the Premises is taken through the exercise of the power of eminent domain, this Lease shall terminate on the date when possession of the Premises is required by the condemning authority. If only part of the Premises is taken, then (i) if the condemnation award is insufficient to restore the remaining portion of the Premises or if such award must be applied to repay any mortgages encumbering the Premises, or (ii) if a substantial portion of the Premises is so taken, and it is commercially impossible for Tenant to continue its business within the Premises, then Landlord in the case of (i) above and Tenant in the case of (ii) above shall have the right to terminate this Lease on the date when the condemned portion of the Premises is required to be delivered to the condemning authority, which right shall be exercisable by the exercising party so notifying the other party no later than thirty (30) days prior to such date; provided, however, that in the event Tenant elects to terminate this Lease because parking areas have been condemned, Landlord shall have the right to negate Tenant's election to terminate by replacing the parking spaces so condemned with additional parking spaces located on land contiguous to the Premises.

          B. If this Lease is not so terminated after a partial condemnation, then after the date when the condemned portion of the Premises is delivered to the condemnor, the Base Rent shall be reduced effective as of the date of delivery in the proportion which the condemned area bears to the entire area of the Premises.

          C. Tenant shall have the right to claim against the condemnor only for removal and moving expenses and business dislocation damages which may be separately payable to tenants in general under Pennsylvania law, provided such payment does not reduce the award otherwise payable to Landlord. Subject to the foregoing, Tenant hereby waives all claims against Landlord with respect to a condemnation, and hereby assigns to Landlord all claims against the condemnor including, without limitation, all claims for leasehold damages and diminution in the value of Tenant's leasehold estate. Tenant shall also have the right to make claim for the loss of leasehold improvements and fixtures installed by Tenant at its expense so long as the payment for the taking of such leasehold improvements or fixtures does not reduce the award otherwise payable to Landlord.

     12. Tenant's Fixtures. Tenant shall have the right to install trade fixtures, machinery and equipment (excluding alterations, improvements and additions which are governed by Section 13) required by Tenant or used by it in its business, provided that same do not impair the structural strength of the Building and further provided that such trade fixtures, machinery and equipment shall be limited to items normally used in an office/warehouse building. Tenant shall remove all such trade fixtures, machinery and equipment prior to the end of the Term, and Tenant shall repair and restore any damage to the Premises caused by such installation or removal.

     13. Alterations. Tenant shall not, without on each occasion, first obtaining Landlord's prior written consent, which approval shall not be unreasonably withheld or delayed and shall be deemed to be given if not disapproved in writing within seven (7) days of submission of the same to the Landlord, make any alterations, improvements or additions to the Premises, except that Tenant may, without the consent of Landlord but with prior written notice to Landlord, make minor improvements to the interior of the Premises provided that they do not impair the structural strength, operation or value of the Premises. Tenant agrees to pay for such alterations, etc. and to indemnify, save and hold Landlord harmless from any cost, expense or liens arising in connection therewith. All alterations, improvements and additions, except for minor alterations and improvements as aforesaid, upon completion of construction thereof, shall become part of the Premises and the property of Landlord without payment therefor by Landlord and shall be surrendered to Landlord at the end of the Term; provided, however, that Tenant shall, prior to the end of the Term, remove all such alterations and improvements, or the parts thereof specified by Landlord, from the Premises and shall repair all damage caused by installation and removal. For purposes of this Section 13, "minor improvements" shall be defined as those improvements costing no more than $2,000.

     14. Mechanics' Liens. Tenant shall not, in the making of any repairs or alterations, suffer or permit any mechanic's laborer's or materialman's lien to be filed against the Premises or any part thereof by reason of labor or materials supplied or claimed to have been supplied to Tenant; and if any such lien shall be filed, Tenant, within thirty days after notice of filing, shall cause it to be discharged of record (by payment, payment into court or bonding).

     15. Use of Premises. Tenant shall use the Premises only for the Permitted Use. Tenant will not occupy or use the Premises, or permit any portion of the Premises to be occupied or used, for any business or purpose other than the Permitted Use or for any use or purpose which is unlawful, in part or in whole, disreputable in any manner, or extra hazardous on account of fire, nor permit anything to be done which shall in any way cause substantial noise, vibrations, fumes, or increase the rate of insurance on the Building or contents or cause any cancellation of any insurance policy covering the Building or any portion of its contents; and in the event that there shall be any increase in the rate of insurance on the Building or contents created by Tenant's acts or conduct of business, Tenant hereby agrees to pay to Landlord the amount of such increase on demand. Tenant will conduct its business and control its agents, employees and invitees in such a manner as not to create any nuisance, nor interfere with or disturb the possession of other tenants or Landlord in the management of the Building.

     Except as provided herein, Tenant shall not, without the prior written consent of Landlord, which may be granted or withheld in Landlord's sole discretion, but which granting or withholding shall not be unreasonably delayed, paint, install lighting or decorations, or install any signs, window or door lettering or advertising media of any type on or about the Premises or any part thereof. All signs installed by Tenant shall be removed by Tenant at its expense upon the expiration or sooner termination of this Lease.

     16. Environmental Matters. Without limiting the generality of Section 15 hereof, Tenant shall conduct all activity in compliance with all federal, state, and local laws, statutes, ordinances, rules, regulations, orders and requirements of common law concerning protection of the environment or human health ("Environmental Law"). Tenant shall also cause its subtenants (if subtenants are permitted by this Lease), licenses, invitees, agents, contractors, subcontractors and employees to comply with all Environmental Laws. Tenant and its permitted subtenants, licensees, invitees, agents, contractors and subcontractors shall obtain, maintain, and comply with all necessary environmental permits, approvals, registrations and licenses.

     Tenant shall not use or store Hazardous Materials (as hereafter defined) in the Premises except for such Hazardous Materials of the types and quantities as are commonly used in business offices similar to Tenant's, including by way of example and not limitation, photocopier toner fluid and correction fluid (the "Excepted Materials"). In addition to and not in limitation of the foregoing, Tenant, its permitted subtenants, licensees, invitees, agents, contractors, subcontractors and employees shall not generate, refine, produce, transfer, process or transport Hazardous Materials on, above, beneath or near the Premises of the Building, provided that nothing herein is intended to prohibit the lawful transfer to and from the Premises of the Excepted Materials. As used herein, the term "Hazardous Materials" shall include, without limitation, all of the following: (1) hazardous substances, as such term is defined in the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 (14), as amended by the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499, 100 Stat. 1613 (Oct. 17, 1986) ("SARA"); (2) regulated substances, within the meaning of Title I of the Resource Conservation and Recovery Act, 42 U.S.C. Sections 69916991(I), as amended by SARA; (3) any element, compound or material which can pose a threat to the public health or the environment when released into the environment; (4) hazardous waste as defined in the Pennsylvania Solid Waste Management Act, PA Stat. Ann. Title 35 Section 6018.103 (Purdon Supp. 1987); (5) hazardous material designated under the Pennsylvania Hazardous Materials Transportation Act Pa. Stat. Ann Title 75 Sections 8303 Purdon Supp. 1987); (6) any substance which may be the subject of liability pursuant to the Pennsylvania Clean Streams Law, Pa Stat. Ann. Title 35, Sections 691.1 to 691.1001 (Purdon Supp. 1987); (7) an object or material which is contaminated with any of the foregoing; (8) any other substance designated by any of the Environmental Laws or a federal, state or local agency as detrimental to public health, safety and the environment.

          a. Tenant, its permitted subtenants, licensees, invitees, agents, contractors, subcontractors and employees shall not release, spill, pump, pour, emit, empty, dump or otherwise discharge or allow to escape Hazardous Materials into the environment, and Tenant shall take all action necessary to remedy the results of any such release, spillage, pumping, pouring, emission, emptying, dumping, discharge or escape.

          b. Tenant shall protect, indemnify and save Landlord harmless from and against any and all liability, loss, damage, cost or expense (including reasonable attorneys' fees) that Landlord may suffer or incur as a result of any claims, demands, damages, losses, liabilities, costs, charges, suits, orders, judgments or adjudications asserted, assessed, filed or entered against Landlord or the Building, by any third-party, including without limitation, any governmental authority, arising from the breach of Environmental Laws by Tenant, its subtenants, licensees, or otherwise arising from the alleged generation, refining, production, storage, handling, use, transfer, processing, transportation, release, spillage, pumping, pouring, emission, emptying, dumping, discharge or escape of Hazardous Materials on, from or affecting the Premises or the Building as the result of the act or omission of Tenant, its subtenants, licenses, invitees, agents, contractors, subcontractors and/or employees including, without limitation, liability for costs and expenses of abatement, correction, clean-up or other remedy, fines, damages, bodily injury (including death) and property damage.

          c. Tenant shall supply Landlord with copies of any written communication between Tenant and any governmental agency or instrumentality concerning or relating to Environmental Laws.

     17. Rules and Regulations. Tenant covenants and agrees that Tenant, its employees, agents, invitees, licensees and other visitors, shall observe faithfully, and comply strictly with, such reasonable Rules and Regulations as Landlord or Landlord's agents may, after notice to Tenant, from time to time adopt with respect to the Building and common areas, and which have been provided to Tenant in writing no less than thirty (30) days before the effective date thereof.

     18. Governmental Regulations. Tenant shall throughout the term of this Lease, at Tenant's sole cost and expense, promptly comply with all laws and ordinances and notices, orders, rules, regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and officers thereof, and notices, orders, rules and regulations of the National Board of Fire Underwriters, or any other body now or hereafter constituted exercising similar functions, relating to the Premises, exterior as well as interior, foreseen or unforeseen, ordinary as well as extraordinary, or to the use or manner of use of the Premises, or to the fixtures and equipment thereof; provided, however, that Tenant shall not be required to comply with the foregoing laws, ordinances and notices with respect to the exterior walls unless the need for such compliance arises out of Tenant's use, manner of use or occupancy of, or installations within or upon the Premises. Without limiting the generality of the foregoing, Tenant shall keep in force at all times all licenses, consents and permits necessary for the lawful use of the Premises for the purposes herein provided and Tenant shall pay all personal property taxes, income taxes, license fees, and other taxes which are or may be assessed, levied or imposed upon Tenant in connection with Tenant's operation of its business upon the Premises. Tenant shall likewise observe and comply with the requirements of all policies of public liability, fire and other policies of insurance at any time in force with respect to the Premises.

     19. Signs. Except for signs which are located wholly within the interior of the Premises and which are not visible from the exterior of the Premises, no signs shall be placed, erected or maintained at any place upon the Premises or the Building. Landlord shall provide Premises door and lobby marque signage.

     20. Landlord's Entry. Landlord and its agents, contractors and invitees shall have the right to enter the Premises at all reasonable times to inspect the same, to exhibit same to prospective purchasers, tenants and mortgagees, and to make any necessary repairs thereto. Landlord shall not be liable in any manner to Tenant by reason of such entry or the performance of repair work in the Premises and the obligations of Tenant hereunder shall not thereby be affected.

     21.  Indemnification.

          A. The parties hereto shall each indemnify the other from and against any and all losses, costs (including reasonable counsel fees), claims, suits, actions and causes of action, whether legal or equitable, sustained or arising by reason of the indemnifying party's default in any of its obligations hereunder, or of the fault or neglect of the indemnifying party or of the failure by the indemnifying party or any of its officers, agents, employees or invitees to fulfill any duty toward the public, or any person or persons whomsoever, which the indemnifying party, by reason of its occupancy or use of the Premises, may owe.

          B. Tenant shall protect, indemnify and save Landlord harmless from and against any and all liability, damages, costs or expenses that Landlord may suffer or incur as a result of any claims, suits, actions, demands, damages, losses, liabilities, costs, charges, suits, orders, judgments or adjudications asserted, assessed, filed or entered against Landlord by any third party, including any governmental authority, arising from or in any way related to the alleged generation, manufacture, production, processing, refining, handling, treatment, storage, deposit, disposal, burial, dumping, injecting, spilling, leaking or other use, placement or release in, on or affecting the Premises or any adjoining property owned by Landlord of a Hazardous Substance or otherwise arising from any other alleged violation of any of the Environmental Laws, including, but not limited to, liability for costs and expenses of abatement, correction or clean-up, fines, damages, response costs or penalties, or liability for personal injury or property damage.

     22. Curing Tenant's Defaults. If Tenant shall default in performing any of its obligations hereunder, Landlord may (but shall not be so obliged), in addition to Landlord's other rights and remedies and without waiver of such default, cure such default on behalf of Tenant, thereby entering and possessing the Premises if deemed necessary by Landlord, provided that Landlord shall have first given Tenant written notice of such default and Tenant shall have failed within fifteen (15) days following said written notice to cure or diligently to pursue the cure of said default (which notice and opportunity to cure shall not be required in case of emergency). Tenant, upon demand of Landlord, shall reimburse Landlord for all costs (including reasonable counsel fees) incurred by Landlord with respect to such default, and, if Landlord so elects, Landlord's efforts to cure the same, which costs shall be deemed Additional Rent hereunder.

     23.  Default.

          A. Events of Default. If

               i) Tenant fails to pay any installment of Base Rent when due and such failure continues for a period of five (5) days after notice by or on behalf of Landlord; provided, however, that Landlord need not give any such notice, and Tenant shall not be entitled to any such period of grace, more than twice in any twelve (12) month period,

               ii) Tenant fails to pay any Operating Expense Excess or Additional Rent when due and such failure continues for a period of ten (10) days after written notice from Landlord,

               iii) Tenant vacates the Premises,

               iv) Tenant fails to observe or perform any of Tenant's other obligations herein contained and such failure continues for more than fifteen
(15) days after written notice from Landlord,

               v) Tenant makes an assignment for the benefit of creditors,

               vi) Tenant commits an act of bankruptcy or files a petition or commences any proceeding under any bankruptcy or insolvency law,

               vii) a petition is filed or any proceeding is commenced against Tenant under any bankruptcy or insolvency law and is not dismissed within thirty
(30) days,

               viii) Tenant is adjudicated a bankrupt,

               ix) a receiver or other official is appointed for Tenant or for a substantial part of Tenant's assets or for Tenant's interests in this Lease, or

               x) any attachment or execution is filed or levied against a substantial part of Tenant's assets or Tenant's interests in this Lease or any of Tenant's property in the Premises, then, in any such event, an Event of Default shall be deemed to Exist and Tenant shall be in default hereunder.

          B. Landlord's Remedies. If an Event of Default occurs hereunder, at the option of Landlord:

               i) the balance of the Base Rent and all Additional Rent and all other sums to which Landlord is entitled hereunder shall be deemed to be due, payable and in arrears, as if payable in advance hereunder. Any acceleration of the rent by Landlord shall not constitute a waiver of any right or remedy of Landlord, and if Tenant shall fail to pay the accelerated rent upon Landlord's demand, then Landlord may thereafter terminate this Lease, as aforesaid.

                        OR

               ii) this Lease and the Term shall, without waiver of Landlord's other rights and remedies, terminate without any right of Tenant to save the forfeiture. Immediately upon such termination by Landlord, Landlord shall have the right to recover possession of the Premises with or without legal process, breaking locks and replacing locks, and removing Tenant's and any third party's property therefrom, and making any disposition thereof as Landlord may deem commercially reasonable.

     C. Damages. Unless and until Landlord shall have terminated this Lease under subsection 23.B above, Tenant shall remain fully liable and responsible to perform all of the covenants and to observe all of the conditions of this Lease throughout the remainder of the Term; and, in addition, Tenant shall pay to Landlord, upon demand and as Additional Rent, the total sum of all reasonable costs, losses and expenses, including reasonable counsel fees, as Landlord incurs, directly or indirectly, because of any Event of Default having occurred.

     If Landlord terminates Tenant's leasehold estate and this Lease as provided in subsection 23.B above, Landlord shall have the unrestricted right to relet the Premises or any part(s) thereof, to such Tenant(s), on such provisions and for such period(s) as Landlord may deem appropriate. It is understood that Landlord shall have no obligation to have the Premises available for reletting or otherwise endeavor to relet so long as Landlord (or any related entity) has other comparable vacant space or property available for leasing to others in the general geographical area of the Premises; and that notwithstanding nonavailability of other space or property, Landlord's obligation to mitigate damages shall be limited to such efforts as Landlord, in its sole reasonable judgment, deems appropriate.

     The damages which Landlord shall be entitled to recover from Tenant in such case shall be the sum of:

             i) all Base Rent and Additional Rent accrued and unpaid as of the termination date;

            ii) a) all reasonable costs and expenses incurred by Landlord in recovering possession of the Premises, including removal and storage of Tenant's property, improvements and alterations therefrom,

                b) the reasonable costs and expenses of restoring the Premises to the condition in which the same were to have been surrendered by Tenant as of the expiration of the Term, or, in lieu thereof, the costs and expenses of remodeling or altering the Premises or any part for reletting the same,

                c) the reasonable costs of reletting (exclusive of those covered by the foregoing b) including brokerage fees and reasonable counsel fees, and

                d) general overhead and advertising expenses not in excess of one percent (1%) of the total Base Rent otherwise to be paid by Tenant over the remainder of the Term, for each month or part thereof between the date of termination and the reletting of the entire Premises; AND

               iii) all Base Rent and other charges (including Additional Rent when the same can be determined) otherwise payable by Tenant over the remainder of the Term:

               ---LESS---

               iv) all rent, including Additional Rent to the extent that the same would have been payable by Tenant, as Landlord may receive from other tenant(s) by reason of the leasing of the Premises or part thereof during or attributable to any period falling within the otherwise remainder of the Term.

               The damage sums payable by Tenant under the preceding provisions of this subsection 23.C. shall be payable on demand from time to time as the amounts are determined; and if from Landlord's subsequent receipt of rent as aforesaid from reletting, there be any excess payment(s) by Tenant by reason of the crediting of such rent thereafter received, the excess payment(s) shall be refunded by Landlord to Tenant, without interest.

               D. Interest Due on Unpaid Amounts. Any sums payable by Tenant hereunder which are not paid within ten (10) days after the same shall be due shall bear interest from that day until paid at the rate of two percent (2%) over the then prime rate being charged by CoreStates Bank for ninety (90) day loans to major corporate borrowers (unless such rate be usurious as applied to Tenant, in which case the highest permitted legal rate shall apply).

               E. Confession of Judgment. The following paragraphs set forth warrants of authority for an attorney to confess judgments against Tenant. In granting these warrants or attorney to confess judgments against Tenant, Tenant hereby knowingly, intentionally, voluntarily, and unconditionally waives any and all rights Tenant has or may have with respect to prior notice and an opportunity for hearing under the respective constitutions and laws of the United States and the Commonwealth of Pennsylvania.

               If any rental or other sum payable by Tenant hereunder remains unpaid after the due date (whether by acceleration or otherwise) therefor, Tenant hereby empowers any prothonotary or attorney of any court of record to appear for Tenant in any and all actions which may be brought for said arrearages, to sign for Tenant an agreement for entering in any competent court an action or actions for the recovery of such arrearages, or, as Landlord may elect, to accept service and process for, to appear for and to confess judgment against Tenant for all such arrearages, interest and cost, together with an attorney's commission of five percent (5%). Such authority shall not be exhausted by one exercise thereof, but judgment may be confessed as aforesaid from time to time as often as said rent and other charges shall be in arrears. For the purpose of proceeding under this subsection, this Lease shall be a sufficient warrant, and a true and correct copy of this Lease may be filed with the court in lieu of filing an original copy hereof. When the Term shall end by expiration or by termination thereof on account of Tenant's default, it shall be lawful for any attorney, as attorney for Tenant, to file an agreement for entering in any competent court an action in confession of judgment in ejectment against Tenant and all persons claiming under Tenant for the recovery by Landlord of possession of the Premises, for which this Lease shall be a sufficient warrant, whereupon a writ of possession may issue forthwith, without any prior proceedings whatsoever; if for any reason after such action shall have been commenced, the same shall have been terminated and possession of the Premises shall remain in or be restored to Tenant, Landlord shall have the right upon subsequent default or upon termination of this Lease to bring one or more amicable actions as aforesaid to recover possession.

               Tenant acknowledges that it has had the assistance of legal counsel in the review and execution of this lease and further acknowledges that the meaning and effect of the foregoing provisions concerning confession of judgments have been fully explained to Tenant by such counsel.

               F. Waivers by Landlord, etc. No act or forbearance by Landlord shall be deemed a waiver or election of any right or remedy by Landlord with respect to Tenant's obligations hereunder, unless and to the extent that Landlord shall execute and deliver to Tenant a written instrument to such effect, and any such written waiver by Landlord shall not constitute a waiver or relinquishment for the future of any obligation of Tenant. Landlord's acceptance of any payment from Tenant (regardless of any endorsement on any check or any writing accompanying such payment) may be applied by Landlord to Tenant's obligations then due hereunder, in any priority as Landlord may elect, and such acceptance by Landlord shall not operate as an accord and satisfaction or constitute a waiver of any right or remedy of Landlord with regard to Tenant's obligations hereunder.

     24. Quiet Enjoyment. So long as Tenant is not in default under the covenants and agreements of this Lease, Tenant's quiet and peaceful enjoyment of the Premises shall not be disturbed or interfered with by Landlord or by any person claiming by, through or under Landlord, nor shall Landlord permit any person to interfere with Tenant's quiet and peaceful enjoyment of the premises.

     25. Assignment and Subletting. Tenant shall not assign, pledge, mortgage or otherwise transfer or encumber this Lease, nor sublet all or any part of the Premises or permit the same to be occupied or used by anyone other than Tenant or its employees or any subsidiary, parent or affiliated company of Tenant without Landlord's prior written approval, which Landlord agrees not unreasonably to withhold. It will not be unreasonable for Landlord to withhold consent if the reputation, financial responsibility, or business of a proposed assignee or subtenant is unsatisfactory to Landlord.

     Tenant's request for approval shall be in writing and contain the name, address and description of the business of the proposed assignee or subtenant, its most recent financial statement and other evidence of financial responsibility, its intended use of the Premises, and the terms and conditions of the proposed assignment or subletting.

     Within fifteen (15) days from receipt of such request, Landlord shall either:

          A. grant consent, or

          B. refuse consent, or

          C. require Tenant to execute an assignment or lease or sublease of Tenant's interest hereunder to Landlord or its designee upon the same terms and conditions as are contained herein, together with an assignment of Tenant's interest as sublessor in any such proposed sublease, or

          D. if the request is for consent to a proposed assignment of this Lease, terminate this Lease and the Term hereof effective as of the last day of the month in which the request was received.

     Each assignee or sublessee of Tenant's interest hereunder shall assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Tenant for all payments and for the due performance of all terms, covenants, conditions and provisions herein contained on Tenant's part to be observed and performed. No assignment shall be binding upon Landlord unless the assignee shall deliver to Landlord an instrument in recordable form containing a covenant or assumption by the assignee, but the failure or refusal of an assignee to execute the same shall not release assignee from its liability as set forth herein.

     Any assignment or subletting to any party other than an affiliate, subsidiary or parent company, shall terminate any right of Tenant (as may otherwise be provided for herein) to renew or extend the Term of this Lease or any right of expansion to new or additional space, and shall likewise terminate and render void and of no effect any prior exercise of any of the rights enumerated above (except and only to the extent that a renewal term is then in effect).

     Any consent by Landlord hereunder shall not constitute a waiver of strict future compliance by Tenant of the provisions of this Section 25 or a release of Tenant from the full performance by Tenant of any of the terms, covenants, provisions or conditions in this Lease contained.

     26. Subordination. This Lease is and shall be subject and subordinate at all times to all mortgages and other encumbrances now or hereafter placed upon the Premises without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination. Tenant shall from time to time execute and deliver within ten (10) days following the request of Landlord or Landlord's mortgagee, grantee or lessor, recordable instruments evidencing such subordination and Tenant's agreement to attorn to the holder of such prior right. Notwithstanding the foregoing, any mortgagee may, at any time, subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, whereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates.

     27. Tenant's Certificates. Tenant shall, from time to time, within fifteen
(15) days after Landlord's request, execute and deliver to Landlord a recordable written instrument(s) certifying that this Lease is unmodified and in full effect (or if there have been modifications, that it is in effect as modified), and the dates to which rental charges have been prepaid by Tenant, if any, and whether or not Landlord is in default of any of its obligations hereunder. Tenant agrees that such statement may be relied upon by any mortgagee, purchaser or assignee of Landlord's interest in this Lease or the Premises.

     28. Acceptance; Surrender. By entry and possession of the Premises, Tenant hereby acknowledges that Tenant has examined the Premises and accepts the same as being in the condition called for by this Lease, with the exception that Tenant shall have the right within thirty (30) days after entry and possession of the premises to present to the Landlord a "punch list" of corrections to the improvements made to the premises on Tenant's behalf, which items shall be corrected to Tenant's satisfaction within thirty (30) days of the presentation of the list. Tenant shall, at the end of the Term, promptly surrender the Premises in good order and condition and in conformity with the applicable provisions of this Lease, excepting only reasonable wear and tear and damage by fire or other insured casualty.

     29. Holding Over. This Lease shall expire absolutely and without notice on the last day of the Term, provided that if Tenant, with the prior written consent of Landlord, retains possession of the Premises or any part thereof after the termination of this Lease by expiration of the Term or otherwise, a month-to-month tenancy shall be deemed to exist, and Tenant shall continue to pay the Base Rent and Additional Rent due hereunder. If such holding over exists without Landlord's prior written consent, Tenant shall pay Landlord, as partial compensation for such unlawful retention, an amount calculated on a per diem basis for each day of such continued unlawful retention, equal to twice the Base Rent for the time Tenant thus remains in possession. Such payments for unlawful retention shall not limit any rights or remedies of Landlord resulting by reason of the wrongful holding over by Tenant or create any right in Tenant to continue in possession of the Premises.

     30. Notices. All notices, requests and consents herein required or permitted from either party to the other shall be in writing and shall be deemed given when received or rejected by the addressee, registered or certified mail, return receipt requested, postage prepaid, addressed to Landlord at its address aforesaid, with a copy to any mortgagee designated by Landlord, or, as the case may be, addressed to Tenant c/o its President at its address aforesaid, or to such other address as the party to receive same may designate by notice to the other.

     31. Broker. Landlord represents and warrants to Tenant that Landlord has not dealt with any broker or agent in connection with the negotiation for or the obtaining of this Lease, other than a representative of Penn-American Real Estate Company acting as agent for Landlord and the Active Broker. Landlord agrees to indemnify and hold Tenant harmless from and against all cost, liability or claim for commission or other compensation by any broker or agent claiming to be employed or contracted by Landlord other than Penn-American Real Estate Company with respect to the Premises.

     Tenant represents and warrants to Landlord that Tenant has not dealt with any broker or agent in connection with the negotiations for or the obtaining of this Lease, other than Penn-American Real Estate Company and Active Broker, and Tenant agrees to indemnify and hold Landlord harmless from and against any and all cost, liability or claim for commission or other compensation by any broker or agent, other than Active Broker, claiming to be employed by Tenant or claiming to have called the Premises to Tenant's attention.

     32. Definition of Parties. The word "Landlord" is used herein to include the Landlord named above and any subsequent person who succeeds to the rights of Landlord herein, each of whom shall have the same rights and remedies as he would have had had he originally signed this Lease as Landlord, but neither Landlord nor any such person shall have any liability hereunder after he ceases to hold a fee or leasehold interest in the Premises, except for obligations which may have theretofore accrued; and in all events, Tenant shall look solely to the Premises and rent derived therefrom for enforcement of any obligation hereunder or by law assumed or enforceable against Landlord or such other person. The word Tenant is used herein to include the party named above as Tenant as well as its or their respective heirs, personal representatives, successors and assigns, each of whom shall be under the same obligations, and disabilities and have only such rights, privileges and powers as he would have possessed had he originally signed this Lease as Tenant.

     33. Entire Agreement; Interpretation. This Lease constitutes the entire agreement between the parties hereto with respect to the Premises and there are no other agreements or understandings. This Lease shall not be modified except by written instrument executed by both parties. The captions used herein are for convenience only, and are not part of the Lease. This Lease shall be construed in accordance with the laws of the Commonwealth of Pennsylvania.

     34. Security Deposit. As additional security for the covenants of this Lease, the sum of Twelve Thousand and XX/100 dollars ($12,000.00) which shall not constitute Rent for any month (unless so applied by Landlord on account of Tenant's default). During the Term, Landlord may, if Landlord so elects, have recourse to such security deposit, to make good any default by Tenant in which event Tenant shall, upon demand, promptly restore the security deposit to its original amount. To the extent that Landlord has not applied said sum on account of a default, the security deposit shall be returned (without interest) to Tenant within thirty (30) days after termination of the Lease. Liability to repay the security deposit to Tenant shall run with the reversion and title to the Building, whether any change in ownership thereof be by voluntary alienation or as the result of judicial sale, foreclosure or other proceedings or the exercise of a right of taking or entry by any mortgagee. Landlord shall assign or transfer said security, for the benefit of Tenant, to any subsequent owner or holder of the reversion or title to the Building, in which case the assignee shall become liable for the repayment thereof as herein provided, and the assignor shall be deemed to be released by Tenant from all liability to return such security.

     35. Expansion Option. Tenant shall have an option to expand into additional adjacent space, if it becomes available. Tenant shall be notified in writing of such availability and the terms under which the space is being offered to third parties. If Tenant does not accept the additional space within seven (7) days of receipt of notice, Tenant shall be conclusively presumed to have declined this option. This option shall be subject to all other existing Tenant's expansion options and rights that are in effect as of the signing date of this Lease.

     36. Parking. Tenant shall have two (2) reserved covered parking spaces for the exclusive use of Tenant.

     37. Access. Tenant shall have access at all times to the common areas, including common restrooms.

     38. Renewal Option. Tenant shall have a right to renew this Lease for an additional term of five (5) years following the initial term, at a rate not to exceed 95% of the market rate. Such option shall be exercised not less than six
(6) months prior to the end of the original term.

    IN WITNESS WHEREOF, the parties hereto have executed this Lease, under seal, as of the day and year first above written.

                                    LANDLORD:

                                    One Sentry Parkway Limited Partnership

                                    By:  Parec Realty Partners, its
ATTEST:                                  General Partner

                                    By:  Parec Realty, Inc.
                                         General Partner

By:  /s/ Suzanne M. Scherer              By: /s/ David S. Gray
   ------------------------------   -------------------------------
     Assistant Secretary                 Name:  David S. Gray
                                         Title: Vice President

(CORPORATE SEAL)



                                    TENANT:

                                    ASA International Ltd.
ATTEST:


By:  /s/ Kim Robinson                   By: /s/ Katpady Shenoy
-------------------------------     --------------------------------
                                        Name:  Katpady Shenoy
                                        Title: President

                                 EXHIBIT B
                                 ---------


1.   Electrical Requirements for Computer Room/Phone Room
     100 Amps panel in the computer room with
     - 120/208 3-phase 4 wire + ground
     - 2-hots #3 THHN Copper, 1 1/4" Conduit
     - 1-neutral #3 THHN Copper, 1 1/4" Conduit
     - 1-ground #8 THHN Copper, 1 1/4" Conduit

     100 Amp single phase 120/240 V would also be OK.

     (20) 20 Amp Circuit Breaker, (1) 30 Amp Circuit Breaker
     10 Quad outlets and
     10 Duplex Outlets in assorted locations under a raised floor in the computer room

2.   Electrical Requirements for Offices
     Minimum (3) standard duplex electric outlets per office.
     Minimum (5) standard duplex electric outlets in the Executive office, conference room, and training room

3.   Electrical Requirements for Cubes
     (1) 20 Amp circuit per 4 cubes, total 10 circuits

4.   Electrical Requirements for Kitchen
     - Standard duplex electric outlets every two feet on the kitchen counter, total 4 outlets
     -   (3) standard duplex electric outlets on the wall

5.   Electrical Requirements for Copy/Fax/Storage
     Standard number of electric outlets.
     (1) 20 Amp circuit

6. Two quad electric outlets by the reception desk and two duplex electric outlets on the wall in the reception area

7.   Additional supply air to be provided in computer room

8.   Flooring
     -   Vinyl in the copy room, computer room and kitchen
     -   Standard carpeting for all other areas

9.   Kitchen
     - 10 ft upper and lower cabinets on the back wall in the kitchen, 6 ft opening for the refrigerator and the vending machine

10.  Training Room
     -   10 ft upper and lower cabinets on the back wall

11.  Coat Closet in the Reception Area

12.  Wall Paper
     In the executive rooms, conference room, training room and reception area

13.  Lighting schemes for open space to be discussed

14.  Shade system for the skylight

15. Egg crate Diffusers in the executive offices, conference room and training room

                                    EXHIBIT C
                                    ---------

                              RULES AND REGULATIONS


1. The entire building is a non-smoking building, and no smoking shall be permitted in the Premises.

2. Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the building, any persons occupying, using, or entering the building, or any equipment, finishings, or contents of the building, and tenant will comply with landlord's reasonable requirements relative to such systems and procedures.

3. The sidewalks, entrance, passages, courts, elevators, vestibules, stairways, corridors and public parts of the Building shall not be obstructed or encumbered by Tenant or used by Tenant for any purpose other than ingress and egress. If the Premises are situated on the ground floor with direct access to the street, then Landlord shall, at Landlord's expense, keep the sidewalks and curbs directly in front of the Premises clean and free from ice, snow and refuse.

4. Windows in the Premises shall not be covered or obstructed by Tenant. No bottles, parcels or other articles shall be placed on the window sills, in the halls, or in any other part of the Building other than the Premises. No article shall be thrown out of the doors or windows of the Premises.

5. No awnings, air-conditioning units, or other fixtures shall be attached to the outside walls or the window sills of the Building or otherwise affixed so as to project from the Building, without prior written consent of Landlord.

6. No sign or lettering shall be affixed by Tenant to any part of the outside of the Premises, or any part of the inside of the Premises so as to be clearly visible from the outside of the Premises, without the prior written consent of Landlord. However, Tenant shall have the right to place its name on any door leading into the Premises the size, color and style thereof to be subject to the Landlord's approval not to be unreasonably withheld. Tenant shall not have the right to have additional names placed on the Building directory without Landlord's prior written consent.

7. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or odors and shall not interfere with other tenants or those having business with them. Tenant will keep all mechanical apparatus in the Premises free of vibration and noise which may be transmitted beyond the limits of the Premises.

8. If Tenant shall add any additional locks or bolts of any kind on any of the doors or windows, then Tenant shall immediately deliver any necessary keys and/or combinations required to unlock same to Landlord. Tenant shall, on the termination of Tenant's tenancy, deliver to Landlord all keys to any space within the Building either furnished to or otherwise procured by Tenant, and in the event of the loss of any keys furnished, Tenant shall pay to Landlord the cost thereof. Tenant, before closing and leaving the Premises, shall ensure that all windows are closed and entrance doors locked. Nothing in this Paragraph 8 shall be deemed to prohibit Tenant from installing a burglar alarm within the Premises, provided: (1) Tenant obtains Landlord's consent which will not be unreasonably withheld or delayed; (2) Tenant supplies Landlord with copies of the plans and specifications of the system; (3) such installation shall not damage the Building; and (4) all costs of installation shall be borne solely by Tenant.

9. No Tenant will employ any person or persons other than the cleaning service of Landlord for the purpose of cleaning the premises, unless otherwise agreed to by Landlord in writing. Except with the written consent of Landlord, no person or persons other than those approved by Landlord will be permitted to enter the building for the purpose of cleaning it. No Tenant will cause any unnecessary labor by reason of such Tenant's carelessness or indifference in the preservation of good order and cleanliness. Should Tenant's actions result in any increased expense for any required cleaning, Landlord reserves the right to assess Tenant for such expenses.

10. The toilet rooms, toilets, urinals, wash bowls and other plumbing fixtures will not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other foreign substances will be thrown in such plumbing fixtures. All damages resulting from any misuse of the fixtures will be borne by the Tenant who, or whose servants, employees, agents, visitors, or licensees, caused the same.

11. Canvassing, peddling, soliciting, and distributing handbills or any other written materials in the building are prohibited, and each Tenant will cooperate to prevent the same.

12. Landlord reserves the right to prescribe the weight and position of all safes and other heavy equipment so as to distribute properly the weight thereof and to prevent any unsafe condition from arising.

13. Landlord shall have the right to prohibit any advertising by Tenant which in Landlord's reasonable opinion tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

14. Landlord hereby reserves to itself any and all rights not granted to Tenant hereunder, including, but not limited to, the following rights which are reserved to Landlord for its purposes in operating the Building:

       a. the exclusive right to the use of the name of the Building for all purposes, except that Tenant may use the name as its business address and for no other purposes; and

       b. the right to change the name or address of the Building, upon reasonable prior notice to Tenant, without incurring any liability to Tenant for doing so; and

       c. the right to install and maintain a sign on the exterior of the Building; and

       d. the exclusive right to use or dispose of the use of the roof of the Building; and

       e. the right to limit the space on the directory of the Building to be allotted to Tenant; and

       f. the right to grant to anyone the right to conduct any particular business or undertaking in the Building.

15. The Tenant shall be responsible for initiating, maintaining and supervising all health and safety precautions and/or programs required by Law in connection with the Tenant's use and occupancy of the Premises.

16. The Tenant shall not store, introduce or otherwise permit any material known to be hazardous within the Premises. Any material within the Premises which is determined to be hazardous shall be removed and properly disposed of by the Tenant at the Tenant's sole expense.